Exhibit 3.41

Execution Version

AMENDED AND RESTATED

EXEMPTED LIMITED PARTNERSHIP AGREEMENT

OF

CIFC MASTER FUND LP

AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT of CIFC MASTER FUND LP (the “Partnership”), dated December 31, 2015, by and among CIFC Holdings II LLC, a Delaware limited liability company (as successor by merger to CIFC Capital HF LLC) (the “Initial General Partner”), CIFC Holdings II Sub LLC, a Delaware limited liability company (the “General Partner”), CIFC Holdings III LLC, a Delaware limited liability company (f/k/a CIFC Investment Holdings LLC) (the “Initial Limited Partner”), CIFC Holdings III Sub LLC, a Delaware limited liability company (“Holdings III Sub”), and such other persons that are admitted to the Partnership as partners of the Partnership after the date hereof in accordance herewith.

WHEREAS, the Partnership was formed and registered as an exempted limited partnership under Section 9(1) of the Exempted Limited Partnership Law, 2014 (the “Act”) pursuant to (i) the initial exempted limited partnership agreement of CIFC Master Fund LP, dated February 23, 2015 (the “Original Agreement”) and (ii) the filing of a statement pursuant to the Act with the Registrar of Exempted Limited Partnerships of the Cayman Islands on February 23, 2015;

WHEREAS, the Initial General Partner wishes to transfer its general partner interest in the Partnership to the General Partner and withdraw as a general partner of the Partnership pursuant to Clause 15 of the Original Agreement, and the General Partner wishes to be appointed as a general partner of the Partnership pursuant to this Agreement;

WHEREAS, the Initial Limited Partner is the holder of a limited partnership interest in the Partnership and as such is subject to the rights and obligations set out in the Original Agreement. The Initial Limited Partner wishes to assign and transfer the entirety of the Initial Limited Partner’s limited partnership interest in the Partnership (the “Interest”) to Holdings III Sub, and Holdings III Sub desires to accept such transfer and be admitted as a substitute Limited Partner of the Partnership with respect to the Interest. The General Partner wishes to consent to the assignment and transfer and admit Holdings III Sub as a substitute Limited Partner of the Partnership on the terms of this Agreement; and

WHEREAS, the parties hereto desire to enter into this Amended and Restated Exempted Limited Partnership Agreement of the Partnership to amend and restate the Original Agreement in its entirety and to agree to other terms hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend and restate the Original Agreement in its entirety to read as follows:

1.             Appointment of new General Partner and withdrawal of Initial General Partner.

(a)   The Initial General Partner hereby appoints the General Partner as the general partner of the Partnership in substitution for itself, and the General Partner hereby accepts such appointment with effect from the date of this Agreement and the filing of a notice (the “Section 10 Notice”) in respect of such substitution with the Registrar of Exempted Limited Partnerships of the Cayman Islands pursuant to Section 10 of the Act.

(b)   The Initial General Partner hereby withdraws as the general partner immediately after the appointment of the General Partner.

(c)   The General Partner hereby agrees for the benefit of the parties to this Agreement and all Limited Partners from time to time to be bound by the terms of this Agreement and shall assume all the obligations as general partner under this Agreement and the Act.

(d)   With effect from the date hereof, the Initial General Partner shall not be liable for any debts, obligations or liabilities of the Partnership or as a general partner under this Agreement and is hereby released from all future obligations and liabilities under this Agreement.

(e)   The Initial General Partner shall file or procure the filing of the Section 10 Notice with the Registrar of Exempted Limited Partnerships in the Cayman Islands as soon as practicable following execution of this Agreement and the General Partner will give such assistance with regard to the filing of such a notice as the Initial General Partner may require.

(f)    The General Partner agrees that it shall be liable as general partner for any debts, obligations and liabilities which the Initial General Partner has or may have incurred or for which it is or becomes liable arising out of events occurring prior to the date hereof unless such debts, obligations and liabilities arise as a result of the breach by the Initial General Partner of the Original Agreement or the willful misconduct or actual fraud of the Initial General Partner or its affiliates.

(g)   The General Partner hereby agrees that it shall, upon the request of the Initial General Partner, enter into all necessary documentation and give all reasonable assistance to the Initial General Partner to novate any debts, obligations or liabilities, contractual or otherwise, which may be necessary or desirable to enable the General Partner to assume all such debts, obligations and liabilities of the Initial General Partner provided that the General Partner acknowledges that, notwithstanding the foregoing, it shall be liable for all contracts, obligations, claims, debts and liabilities of the Partnership.

(h)   The Initial General Partner with effect from the date hereof transfers all its right, title and interest in all and any assets, rights or property which it holds upon trust for and on behalf of the Partnership in its capacity as general partner (the “Partnership Property”) to the General Partner to hold on trust on behalf of the Partnership as the substitute General Partner.

(i)    The parties acknowledge that, as a matter of Cayman Islands law, all Partnership Property shall vest without the requirement for further actions or formalities in the General Partner. To the extent that any part of the Partnership Property is not immediately capable of transfer in any jurisdiction outside the Cayman Islands, the Initial General Partner shall use its reasonable endeavors to transfer the Partnership Property to the General Partner as soon as practicable.

(j)    With effect from the date hereof and pending the formal transfer of any Partnership Property not immediately capable of transfer by this Agreement, the Initial General Partner shall immediately stand possessed of the right, title and interest in all and any Partnership Property for the General Partner so that the Partnership Property shall be held upon the trusts by the General Partner, as a general partner, under this Agreement.

(k)   The Initial General Partner shall execute and deliver upon demand such further deeds, agreements or instruments to transfer the title to and property in the Partnership Property into the name of the General Partner and do all such other things as may be requested by the General Partner to give effect to the transfer of the Partnership Property.

(l)    The Initial General Partner shall deliver to the General Partner all books, records, documents, and instruments relating to the conduct of the business of the Partnership.

2.             Transfer and Assumption of Interest.

Initial Limited Partner, for value received, hereby assigns, transfers and conveys the entirety of its Interest to Holdings III Sub, and Holdings III Sub hereby accepts all of the Initial Limited Partner’s right, title and interest in and to the Interest and assumes all of the obligations in relation to the Interest, on the terms and subject to the conditions as set forth herein.

3.             Admission as Limited Partner and Release of Initial Limited Partner.

(a)   The General Partner hereby approves the transfer of the Interest as contemplated by the terms of this Agreement and upon its execution of this Agreement confirms that Holdings III Sub shall be deemed to be admitted as a substitute Limited Partner of the Partnership and further agrees to record Holdings III Sub as the holder of the Interest in the books and records of the Partnership (the “Admission”).

(b)   To the fullest extent permitted by applicable law, Holdings III Sub hereby accepts such Admission with effect from the date hereof and undertakes and agrees, as a several obligation in each case, in favor of the Partnership, the General Partner and the Initial Limited Partner, to be bound by and to adhere to the terms and provisions of this Agreement, to assume all of the obligations, commitments and liabilities of the Initial Limited Partner arising under this Agreement and to perform the obligations imposed by this Agreement which are to be performed on or after the date of this Agreement, in all respects as if Holdings III Sub were an original party thereto and named therein as a Limited Partner and the holder of the Interest.

(c)   The parties hereto agree that from the date hereof with respect to the Interest and, save to the extent required pursuant to the Act or as otherwise set out in this Agreement, the

Initial Limited Partner is hereby released from its obligations under this Agreement and shall cease to be a Limited Partner of the Partnership.

(d)     Each of the parties hereto agrees to cooperate at all reasonable times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

4.             Continuation and Name.

(a)   The Partners hereby continue the Partnership as an exempted limited partnership in accordance with the Act for the limited purpose and scope set forth in this Agreement.

(b)   The name of the Partnership shall be “CIFC Master Fund LP,” subject to change by the General Partner upon notice to the Limited Partners.

5.             Definitions. In addition to terms otherwise defined herein, the following terms are used herein as defined below.

“Carrying Value” means, with respect to any Partnership asset, the asset’s adjusted basis for federal income tax purposes, except that the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional interest by any new or existing Partner in exchange for more than a de minimis capital contribution, other than the initial closing of the sale of interests; (b) the date of the distribution of more than a de minimis amount of Partnership property to a Partner; (c) the date an interest is relinquished to the Partnership; or (d) the date of the termination of the Partnership under Section 708(b)(i)(B) of the Code; provided, however, that adjustments pursuant to clauses (a), (b) and (c) above shall be made only if such adjustments are deemed necessary or appropriate by the General Partner to reflect the relative economic interests of the Partners. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its fair market value and depreciation shall be calculated by reference to Carrying Value, instead of tax basis once Carrying Value differs from tax basis. The Carrying Value of any asset contributed (or deemed contributed under Regulations Section 1.704-1(b)(1)(iv)) by a Partner to the Partnership will be the fair market value of the asset at the date of its contribution thereto.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“General Partner” means the General Partner and/or other persons or entities admitted as additional or substitute General Partners pursuant to this Agreement, so long as they remain general partners of the Partnership.

“Initial General Partner” means CIFC Holdings II LLC, a Delaware limited liability company.

“Initial Limited Partner” means CIFC Holdings III LLC, a Delaware limited liability company.

“Limited Partners” means the Initial Limited Partner and all other persons or entities admitted as additional or substitute Limited Partners pursuant to this Agreement, so long as they remain limited partners of the Partnership.

“Liquidator” means the General Partner unless another person is selected to serve as Liquidator pursuant to Section 18.

“Partners” means those persons or entities who from time to time are the General Partner and the Limited Partners.

“Profits and Losses” means for each fiscal year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (i) all items of income, gain, loss or deduction allocated pursuant to Section 16(c) shall not be taken into account in computing such taxable income or loss; (ii) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (iii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization, gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iv) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (v) except for items in (i) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

“Regulations” means the U.S. Treasury regulations promulgated under the Code.

6.             Purpose. The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that lawfully may be conducted by an exempted limited partnership organized pursuant to the Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; and (b) do anything necessary or advisable to the foregoing.

7.             Offices.

(a)   The principal place of business and office of the Partnership shall be located at, and the Partnership’s business shall be conducted from, such place or places as the General Partner may designate to the Partners from time to time.

(b)   The Partnership’s registered office is at the office of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

8.             Partners.

(a)   The name and the mailing address of each Partner of the Partnership, the General Partner and the Limited Partners being separately designated, are as set forth in Schedule A attached hereto.

(b)   In addition to the foregoing, the General Partner shall keep (or cause to be kept in accordance with Section 29 of the Act) at the registered office of the Partnership, or such other place determined by it, a register containing such particulars relating to each Partner as it may deem appropriate, provided that the following particulars are recorded (the “Register”): (i) the name and address of each Limited Partner; (ii) the date on which a person became a Limited Partner; and (iii) the date on which a person ceased to be a Limited Partner.

(c)   Where the Register is kept at a place other than the registered office of the Partnership, the General Partner shall maintain or cause to be maintained at the registered office of the Partnership a record of the address at which the Register is maintained.

(d)   The General Partner shall also keep (or cause to be kept in accordance with Section 30 of the Act) at the registered office of the Partnership, or such other place determined by it, a record of the amount and date of the contributions of each Limited Partner and the amount and date of any payment representing a return of the whole or any part of the contribution of any Limited Partner.

(e)   The General Partner shall also maintain or cause to be maintained at the registered office a register of mortgages of security interests in accordance with Section 31 of the Act.

9.             Term. The term of the Partnership commenced on the date that it was registered as an exempted limited partnership under Section 9 of the Act and shall continue until the dissolution of the Partnership in accordance with Section 18 hereof.

10.          Management of the Partnership.

(a)   The General Partner shall have the exclusive right to manage the business of the Partnership, and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Partnership (including the right, on behalf of the Partnership, to borrow money or otherwise incur indebtedness or to make any election under federal, state, local or non-U.S. tax laws, including under Section 6226 of the Code) and, in general, all powers permitted to be exercised by a general partner under the Act.

The General Partner may appoint, employ, or otherwise contract with any persons or entities for the transaction of the business of the Partnership or the performance of services for or on behalf of the Partnership, and the General Partner may delegate to any such person or entity such authority to act on behalf of the Partnership as the General Partner may from time to time deem appropriate. The General Partner may execute, deliver and perform any document on behalf of the Partnership without any further act, vote or approval of any Limited Partner.

(b)   No Limited Partner, in his, her or its capacity as such, shall have the right to take part in the management or control of the business of the Partnership or to act for or bind the Partnership or otherwise to transact any business on behalf of the Partnership.

11.          Capital Contributions.  Partners shall make capital contributions to the Partnership in such amounts and at such times as they shall mutually agree.

12.          Assignments of Partnership Interest.  No Limited Partner may sell, assign, pledge or otherwise transfer or encumber (collectively, “transfer”) all or any part of such Limited Partner’s interest in the Partnership, nor shall any Limited Partner have the power to substitute a transferee in his or her place as a substitute Limited Partner, without, in either event, having obtained the prior written consent of the General Partner, which consent may be given or withheld in its sole discretion.

13.          Withdrawal of Limited Partners.  No Limited Partner shall have the right to withdraw from the Partnership except with the consent of the General Partner and upon such terms and conditions as may be specifically agreed upon between the General Partner and the withdrawing Limited Partner.

14.          Substitute and Additional Partners.  The General Partner shall have the right to admit substitute and additional Limited Partners upon such terms and conditions, at such time or times, and for such capital contributions as shall be determined by the General Partner; and in connection with any such admission, the General Partner shall have the right to amend this Agreement without the consent of any other person.

Each existing Limited Partner, as well as any substitute or additional Limited Partner, shall execute and deliver such instruments and take such actions as the General Partner shall deem necessary or desirable including, without limitation, the execution of this Agreement, a subscription agreement and/or an appropriate amendment to this Agreement. If the General Partner in its sole discretion determines that such applicant has satisfied all conditions determined by the General Partner, the applicant may be admitted as a Limited Partner or additional Limited Partner on the terms and subject to the conditions of this Agreement.

15.          Distributions.  Subject to the Act, distributions of cash or other assets of the Partnership shall be made in cash or in kind at such times and in such amounts as the General Partner may determine. Distributions shall be made to Partners in accordance with their respective sharing percentages, as determined by the General Partner in its sole discretion and as set forth in the books and records of the Partnership.

16.          Capital Accounts and Allocations.

(a) The Partnership shall maintain a separate capital account (a “Capital Account”) for each Partner in accordance with the principles and requirements set forth in Section 704(b) of the Code and the Regulations. The Capital Account of each Partner shall be credited with such Partner’s capital contributions to the Partnership, and all Profits allocated to such Partner pursuant to Section 16(b), and shall be increased by the amount of any Partnership liabilities that are assumed by such Partner or secured by any Partnership property distributed to such Partner; and the Capital Account of each Partner shall be debited with all Losses allocated to such Partner pursuant to Section 16(b), any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 16(b), and all cash and the fair market value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner, and shall be decreased by the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership. Notwithstanding anything to the contrary contained in this Agreement, the Capital Accounts of the Partners shall be adjusted and maintained in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised. No Partner shall be required to restore any negative balance in its Capital Account except as may be required by applicable law. In the event of any transfer of any interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account (including prior capital contributions and distributions of investment proceeds) of the transferor to the extent it relates to the transferred interest.

(b) Profit and Loss of the Partnership for each fiscal year shall be allocated among the Capital Accounts of the Partners in a manner that as closely as possible gives economic effect to the provisions of Section 15 and other relevant provisions hereof.

(c) All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for U.S. federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Profit and Loss shall be allocated among the Partners pursuant to this Agreement, except as may otherwise be provided herein or by the Code; provided that in the case of any Partnership asset the Carrying Value of which differs from its adjusted tax basis for United States federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner) so as to take account of the difference between Carrying Value and adjusted tax basis of such asset. Notwithstanding the foregoing, the General Partner in its sole discretion shall make such allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Partners, within the meaning of the Code and the Regulations. The General Partner shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion.

17.          Return of Capital.  No Partner has the right to receive, and the General Partner has absolute discretion to make, any distributions to a Partner which include a return of all or any part of such Partner’s capital contribution, provided that upon the dissolution of the Partnership the assets of the Partnership shall be distributed as provided in this Agreement. Except as otherwise required by applicable law (including Section 34 of the Act), a Limited

Partner shall have no personal liability for the debts and obligations of the Partnership. Further, if a Limited Partner is obligated pursuant to Section 34(1) of the Act to return a distribution made to it where the Partnership is insolvent, the simple rate of interest on such repayment shall be zero per cent (0%) per annum.

18.          Dissolution.  The Partnership shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(a)   The determination of the General Partner to dissolve the Partnership; or

(b)   The withdrawal, removal, bankruptcy or dissolution of the General Partner, unless one or more Limited Partners holding at least two-thirds of the total capital contributions of all the Limited Partners at such time elect to continue the Partnership and appoint a new General Partner within 90 days of withdrawal, removal, bankruptcy or dissolution of the General Partner. If the Limited Partners do not so elect to continue the Partnership, a liquidator shall be elected (the “Liquidator”) by the Limited Partners holding fifty per cent (50%) of the total capital contributions of all the Limited Partners at such time.

19.          Winding-up and Liquidation.

(a)   General.  Upon an event of dissolution of the Partnership, the Liquidator shall promptly wind up the affairs of and liquidate the assets of the Partnership. In furtherance thereof, the Liquidator shall: (i) have all of the administrative and management rights and powers of the General Partner (including the power to bind the Partnership); and (ii) be reimbursed for Partnership expenses it incurs. Following an event of dissolution of the Partnership, the Partnership shall use commercially reasonable efforts to sell or otherwise dispose of assets in the manner approved by the Liquidator, but shall engage in no other activities except as may be necessary or appropriate, in the reasonable discretion of the Liquidator, to preserve the value of the Partnership’s assets during the period of winding-up and liquidation. In any event, the Liquidator shall use its commercially reasonable efforts to prevent the period of winding-up and liquidation of the Partnership from extending beyond the date which is two (2) years after an event of dissolution of the Partnership. At the conclusion of the winding-up and dissolution of the Partnership, the Liquidator shall: (x) designate one or more persons to hold the books and records of the Partnership (and to make such books and records available to the Partners on a reasonable basis) for not less than six (6) years following the termination of the Partnership under the Act; and (y) execute, file and record, as necessary, a notice of dissolution or similar document to effect the termination of the Partnership under the Act and other applicable laws.

(b)   Distributions.  Distributions to the Partners during the period of dissolution may be made in cash or in kind at the determination of the Liquidator.

(c)   Application of Partnership Assets.  In connection with the winding-up of the Partnership, the Partnership’s assets (including proceeds from the sale or other disposition of any assets during the period of winding-up) shall be applied and distributed in the order as follows: (i) to repay any indebtedness of the Partnership, whether to third parties or the Partners (other than in their capacity as such), in the order of priority required by law; (ii) then to any reserves which the Liquidator reasonably deems necessary for contingent or unforeseen liabilities or obligations of the Partnership (which reserves when they become unnecessary shall be distributed in accordance with the provisions of clause (iii), below); and (iii) thereafter, to the Partners in accordance with their respective sharing percentages.

20.          Tax Matters.  The General Partner may act as the “tax matters partner” as defined in Section 6231(a)(7) of the Code, appoint or act as the “partnership representative” within the meaning of Section 6223(a) of the Code and the Bipartisan Budget Act of 2015, and exercise any authority permitted under such provisions of the Code.

21.          Tax Treatment.  It is intended that the Partnership shall be treated as a partnership for U.S. federal income tax purposes, and no election to the contrary shall be made.

22.          Additional Documents.

(a)   The General Partner shall cause to be executed, filed, recorded, published or amended any documents, as the General Partner in its reasonable discretion determines to be necessary or advisable: (i) in connection with the formation, operation, dissolution, winding-up or termination of the Partnership pursuant to applicable law; (ii) in connection with any amendment to this Agreement as contemplated by Section 24; or (iii) to otherwise give effect to the terms of this Agreement.

(b)   Each Partner hereby grants to the General Partner a power of attorney (with full rights of assignment and power of substitution) irrevocably appointing the General Partner as the granting Partner’s attorney-in-fact with power and authority to execute or acknowledge, in the granting Partner’s name and on its behalf, any document described in Section 22(a) above including but not limited to:

(i)            Any amendments to this Agreement made in accordance with the terms hereof;

(ii)           Any instruments or documents that the General Partner determines in its sole discretion are required to admit any new Partners or to carry out the withdrawal or transfer of any interests;

(iii)          Declarations of limited partnership in various jurisdictions and amendments thereto;

(iv)          All deeds, agreements and other documents that the General Partner deems appropriate to qualify or continue the Partnership as an exempted limited partnership in the Cayman Islands and as required in the jurisdictions in which the Partnership may conduct business, or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction or under any amendments or successor statute to the Act, to reflect the dissolution or termination of the Partnership or the Partnership being governed by any amendments or successor statutes to the Act or to reorganize or refile the Partnership in a different jurisdiction; or

(v)           To file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Partnership.

(c)  The above power of attorney shall be irrevocable and deemed to be given to secure a proprietary interest of the donee of the power or performance of an obligation owed to the donee and shall survive and shall not be affected by the subsequent death, lack of capacity, insolvency, bankruptcy or dissolution of any Limited Partner.

(d) Each Limited Partner shall, at the request of the General Partner, execute additional powers of attorney on a document separate from this Agreement.

(e)  The General Partner may exercise the above power of attorney by listing all of the Partners executing any agreement, certificate, instrument or document or with the single signature of the General Partner as attorney-in-fact for all Partners.

23.            Title to Partnership Assets.  Title to the Partnership assets may be held in the name of the General Partner or the Partnership, or as the General Partner may from time to time in its absolute discretion determine, in the name of any corporate body, partnership, trust or other entity established by the General Partner on behalf of the Partnership to acquire and hold and manage investments. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner shall be held in trust by the General Partner as an asset of the Partnership in accordance with Section 16(1) of the Act for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in the General Partner’s books and records, irrespective of the name in which legal title to such Partnership assets are held

24.            Amendments.  This Agreement may be amended by the General Partner without the consent of any other person.

25.            Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

26.            Severability.  In the event any provision of this Agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

27.            Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the Cayman Islands.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

EXECUTED AS A DEED BY:

CIFC HOLDINGS II LLC

By: CIFC Corp., its managing member

By:	/s/ Julian Weldon
	Name:	Julian Weldon
	Title:	General Counsel

EXECUTED AS A DEED BY:

CIFC HOLDINGS III LLC

By: CIFC Corp., its managing member

By:	/s/ Julian Weldon
	Name:	Julian Weldon
	Title:	General Counsel

EXECUTED AS A DEED BY:

CIFC HOLDINGS II SUB LLC

By: CIFC Holdings II LLC, its sole member

By: CIFC Corp., its managing member

By:	/s/ Julian Weldon
	Name:	Julian Weldon
	Title:	General Counsel

EXECUTED AS A DEED BY:

CIFC HOLDINGS III SUB LLC

By: CIFC Holdings III LLC, its sole member

By: CIFC Corp., its managing member

By:	/s/ Julian Weldon
	Name:	Julian Weldon
	Title:	General Counsel

[Signature page to Master Fund A&R LPA]

SCHEDULE A

A.	GENERAL PARTNER

	Name & Address	Initial Sharing Percentage

	CIFC Holdings II Sub LLC c/o CIFC Corp.	26%
	250 Park Avenue, 4th Floor New York, NY 10177

B.	LIMITED PARTNER

	Name & Address	Initial Sharing Percentage

	CIFC Holdings III Sub LLC c/o CIFC Corp.	74%
	250 Park Avenue, 4th Floor New York, NY 10177